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                                                                    EXHIBIT 21.1

                                SUBSIDIARIES OF
                           FERRELLGAS PARTNERS, L.P.

                Ferrellgas, L.P., a Delaware limited partnership
           Ferrellgas Partners Finance Corp., a Delaware Corporation

                                SUBSIDIARIES OF
                                FERRELLGAS, L.P.

                Ferrellgas Finance Corp., a Delaware Corporation
               Stratton Insurance Company, a Vermont Corporation